EXHIBIT 5.1


                                 Law Offices of
                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                               Palo Alto, CA 94304
                            Telephone (650) 233-4500
                            Telecopier (650) 233-4545


                                February 9, 2000



Savoir Technology Group, Inc.
254 E. Hacienda Avenue
Campbell, CA 95008


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Savoir Technology Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 875,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), issuable pursuant to the Company's 1994 Employee Stock Option Plan, as amended, it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Pillsbury Madison & Sutro LLP